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                                                                    EXHIBIT 3.02

                                 KELLOGG COMPANY
                                     BYLAWS
               (AS AMENDED UP TO AND INCLUDING FEBRUARY 21, 2003)


                                    ARTICLE 1
                                     OFFICES

         SECTION 1. OFFICES. The registered office of the Corporation, and the registered agent of the Corporation in Delaware, shall be as described in the Corporation's Amended Restated Certificate of Incorporation, as amended or restated from time to time (the "Certificate of Incorporation"). The address of the registered office, and such registered agent, may be changed from time to time by the Board of Directors. The Corporation may also have an office in the City of Battle Creek, State of Michigan, and also offices at such other places as the Board of Directors may designate from time to time, or as the business of this Corporation may require.

                                   ARTICLE II
                                  SHARE OWNERS

         SECTION 1. ANNUAL MEETINGS. The Annual Meeting of Share Owners of this Corporation may be held either within or without the State of Delaware at a time, on a date and at a place (if any) to be designated by the Board of Directors. In lieu of holding an Annual Meeting of Share Owners at a designated place, the Board of Directors may, in its sole discretion, determine that any such Annual Meeting may be held solely by means of remote communication.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the share owners may be held on such date, at such time, and at such place (if any) either within or without the State of Delaware and may be called (i) by such number of Directors constituting not less than two-thirds of the Full Board (as such term is defined in Article NINTH of the Certificate of Incorporation), or (ii) by the Chairman of the Board, or in such officer's absence or incapacity, by a Vice Chairman, or in such officer's absence or incapacity, by the Chairman of the Nominating and Governance Committee. In lieu of holding a special meeting of share owners at a designated place, the person calling such meeting may, in his or her sole discretion, determine that any such special meeting may be held solely by means of remote communication.

         SECTION 3. VOTES. Each share owner shall be entitled to one (1) vote for each share of common stock held on all matters to be voted upon. Each share owner entitled to vote shall be entitled to vote in person or by proxy (and may authorize another person to act as such proxy in such ways, such as electronic transmission, as are permitted under Delaware law), but no proxy shall be voted or acted on after three (3) years from its date unless said proxy provides for a longer period. Any copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the


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original meeting or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. All voting, except where otherwise required by law, the Certificate of Incorporation, these Bylaws, or the Board of Directors, may be by a voice vote.

         SECTION 4. QUORUM. At any meeting at which the holders of common stock shall be entitled to vote, the holders of a majority of the outstanding shares of common stock entitled to vote at such meeting and present in person or by proxy, shall constitute a quorum. If a quorum is present, the affirmative act of a majority of the shares represented at the meeting and entitled to vote shall be the act of the share owners, except (i) Directors shall be elected by a plurality of the votes of the shares represented at the meeting and entitled to vote in the election of Directors or (ii) as may otherwise be provided by Delaware law, these Bylaws or the Certificate of Incorporation. In the absence of a quorum at any share owners meeting, the holders of common stock present at such meeting may adjourn the meeting from time to time without any notice other than an announcement at the meeting. The presiding chairman at the meeting may also adjourn the meeting from time to time, whether or not a quorum is present, without further notice and without providing notice of the time and place of the adjourned meeting, except to the extent required by law. At any such adjourned meeting at which a quorum shall be present, any business which may have been transacted at the originally notified meeting may be transacted. In no event shall any public announcement of any adjournments or postponements commence a new time period for the giving of share owner notice of nominations or proposals under Article II, Section 11 of these Bylaws. Any previously scheduled meeting of share owners may be postponed or cancelled by resolution of the Board upon public notice given prior to the previously scheduled time.

         SECTION 5. SHARE OWNER LIST; STOCK LEDGER. A complete list of the share owners entitled to vote at any meeting of share owners, arranged in alphabetical order, showing the address and the number of shares registered in the name of each share owner (but no electronic contact information), shall be prepared by the Secretary of the Corporation. Such list shall be open to the examination of any share owner, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to share owners of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any share owner who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any share owner during the whole time of the meeting on a reasonable accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only (and conclusive) evidence as to who are the share owners entitled to examine the stock ledger, the list required by this Section, the books of the Corporation, to vote in person or by proxy at any meeting of share owners, or otherwise to exercise or possess the rights of share owners, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, any share on the



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part of any other person, whether or not it shall have notice thereof, except as expressly provided by Delaware law.

         SECTION 6. CONSENTS TO CORPORATE ACTION (DELETED)

         SECTION 7. ATTENDANCE TO CONSTITUTE WAIVER OF NOTICE. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          SECTION 8. RECORD DATE. In order that the Corporation may determine the share owners entitled to vote at any meeting of share owners or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which shall be (i) not more than 60 nor less than 10 days before the date of a meeting, and (ii) not more than 60 days prior to the other action. If no record date is fixed the close of business on the date next preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend or distribution is adopted, as applicable, shall be the record date for such determination of share owners. A determination of share owners of record entitled to notice of or to vote at a meeting of share owners shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for any adjourned meeting.

         SECTION 9. CHAIRMAN OF MEETING. The Chairman of the Board of Directors or, in such officer's absence or incapacity, a Vice Chairman, shall preside at all meetings of the share owners. In the absence or inability to act of the Chairman and the Vice-Chairman, the Chairman of the Nominating and Governance Committee shall preside. The Secretary shall act as secretary of each meeting of the share owners. In the event of his or her absence or inability to act, the chairman of the meeting shall appoint a person who need not be a share owner to act as secretary of the meeting.

         SECTION 10. CONDUCT OF MEETINGS. Meetings of share owners shall be presided over by the presiding chairman, whose rulings on procedural matters shall be final. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of share owners as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding chairman shall have the exclusive right and authority to prescribe such rules, regulations, and procedures (including, but not limited to, determination of the order of business) and to do all such acts as in the judgment of such presiding chairman, are appropriate for the proper conduct of the meeting. No matter shall be considered at a meeting of share owners unless upon a motion duly made and seconded.

         SECTION 11. ADVANCE NOTICE OF SHARE OWNER NOMINATIONS AND PROPOSALS FOR OTHER BUSINESS. Nominations of persons for election to the Board of



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Directors and the proposal of business to be transacted by the share owners may be made at an annual or special meeting of the share owners only (a) pursuant to the Corporation's notice with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any share owner of the Corporation who was a share owner of record on the record date set with respect to such meeting who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Article II, Section 11. For nominations or proposals for other business to be properly brought before an annual or special meeting by a share owner pursuant to clause (c) above, the share owner must give timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper matter for share owner action under the Delaware General Corporation Law and a proper matter for consideration at such meeting under the Certificate of Incorporation and these Bylaws. For such notice to be timely, it must be delivered to the Secretary at the principal business office of the Corporation not earlier than the 120th day prior to the date of such meeting and (1) in the case of an Annual Meeting of Share Owners, at least 45 days before the date on which the Corporation first mailed its proxy materials for the prior year's Annual Meeting of Share owners and (2) in the case of a special meeting, not later than the close of business on the later of (i) the 60th day prior to the date of such meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. If such share owner notice relates to a proposal by such share owner to nominate one or more persons for election or re-election as a Director, it shall contain a representation that: (i) the share owner is, and will be, on the record date, a beneficial owner or a holder of record of stock of this Corporation entitled to vote at such meeting; (ii) the share owner has, and will have, on the record date, full voting power with respect to such shares; and (iii) the share owner intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. Additionally, each such notice shall set forth:
(a) the name and address of the share owner who intends to make the nomination or proposal and of the person or persons to be nominated; (b) a description of all arrangements or understandings between the share owner and each proposed nominee, and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are be made by the share owner;
(c) the number and kinds of securities of this Corporation held beneficially or of record by each proposed nominee; and (d) all information relating to each such person that is required to be disclosed in solicitations or proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including, if and to the extent so required, such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected). If such share owner notice relates to any other business that the share owner proposes to bring before the meeting, it shall set forth a brief description of such business, the reasons for conducting such business at the meeting, and any material interest in such business of such share owner and the beneficial owner, if any, on whose behalf the proposal is made. Each such notice shall also set forth as to the share owner giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such share owner, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such share owner and such beneficial owner. Persons nominated by share owners to serve as Directors of the Corporation who have not been nominated in accordance with this Article II, Section 11 shall not be eligible to serve as Directors. Only such business shall be conducted at an annual or special meeting of share owners as shall have been brought before the meeting by a share owner in accordance with this Article 11, Section 11. The chairman of the meeting may refuse to acknowledge the nomination



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or proposal if any information supplied is false or misleading or if the requirements are not satisfied, shall determine whether a nomination or any business proposed to be transacted by the share owners has been properly brought before the meeting and, if any proposed nomination or business has not been properly brought before the meeting, the chairman shall declare that such proposed business or nomination shall not be presented for share owner action at the meeting. For purposes of this Article II, Section 11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or a comparable national news service. Notwithstanding any provision in this Section 11 to the contrary, requests for inclusion of proposals in the Corporation's proxy statement made pursuant to Rule 14a-8 under the Exchange Act shall be deemed to have been delivered in a timely manner if delivered in accordance with such Rule. Notwithstanding compliance with the requirements of the Article II, Section 11, the chairman presiding at any meeting of the share owners may refuse to allow a share owner or share owner representative to present any proposal which the Corporation would not be required to include in a proxy statement under any rule promulgated by the Securities and Exchange Commission.

         SECTION 12. INSPECTORS OF ELECTIONS; OPENING AND CLOSING THE POLLS. The Board of Directors, by resolution, shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents, or representatives, to act at the meetings of share owners and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of share owners, the presiding officer of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The presiding chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the share owners will vote at a meeting.

         SECTION 13. NOTICE OF MEETINGS AND RECORD DATE. The Corporation shall give notice of any annual or special meeting of share owners. Notices of meetings of the share owners shall state the place, if any, date, and hour of the meeting, and means of remote communication, if any, by which share owners and proxyholders may be deemed to be present in person and vote at such meeting. The business transacted at an Annual Meeting of Share Owners shall be limited to that which is brought: (i) pursuant to the Corporation's notice with respect to that meeting; (ii) by or at the direction of the Board of Directors; or (iii) by a share owner who complies with the applicable provisions of these Bylaws. In the case of a special meeting, the notice shall state the purpose of purposes for which the meeting is called. No business other than that specified in the notice thereof shall be transacted at any special meeting. Unless otherwise provided by applicable law or the Certificate of Incorporation, notice shall be given to each share owner entitled to vote at such meeting not fewer than ten days or more than sixty days before the date of the meeting. Notice to share owners may be given by writing in paper form or solely in the form of electronic transmission as permitted by this Section. If given by writing in paper form, notice may be delivered personally, may be delivered by mail, or with the consent of the share owner entitled to receive notice, may be delivered by facsimile telecommunication or any of the other means of electronic transmission. If mailed, such notice shall be delivered by postage-prepaid envelope directed to each share owner at such share



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owner's address as it appears in the records of the Corporation. Any notice to share owners given by the Corporation shall be effective if delivered or given by a form of electronic transmission to which the share owner to whom the notice is given has consented. Notice given pursuant to this Section shall be deemed given: (i) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the share owner has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the share owner has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the share owner of such specific posting, upon the later of such posting or the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the share owner. An affidavit of the Secretary or an Assistant Secretary or of the Transfer Agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice of any meeting of share owners need not be given to any share owner if waived by such share owner either in a writing signed by such share owner or by electronic transmission, whether such waiver is given before or after such meeting is held. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the share owner.

         SECTION 14. REMOTE COMMUNICATION. For purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, share owners and proxyholders may, by means of remote communication: (i) participate in a meeting of share owners; and (ii) be deemed present in person and vote at a meeting of share owners whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a share owner or proxyholder; (b) the Corporation shall implement reasonable measures to provide such share owners and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the share owners, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (c) if any share owner or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

                                   ARTICLE III
                                    DIRECTORS

         SECTION 1. MEMBERSHIP. The number of Directors of this Corporation shall be not less than seven (7) nor more than fifteen (15), the exact number of Directors to be fixed from time-to-time by a resolution adopted by not less than two-thirds of the Full Board. Directors shall be divided into three classes, as nearly equal in number as possible, with a term of office of three years, one class to expire each year. At each Annual Meeting of Share Owners, the class of Directors whose terms of office shall expire at such time shall be elected as provided in these Bylaws to hold office for terms expiring at the third Annual Meeting of Share Owners following their election and until a successor shall be elected and shall qualify. Nominations for the election of Directors may be made by the Board of Directors or a committee appointed by


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the Board of Directors or by any share owner who complies with Article II,
Section 11 of these Bylaws, the Certificate of Incorporation and Delaware law.

         SECTION 2. VACANCIES. Subject to the rights of the holders of any particular class or series of equity securities of this Corporation, (i) newly created directorships resulting from any increase in the total number of authorized Directors may be filled by the affirmative vote of not less than two-thirds of the Directors then in office, although less than a quorum, or by a sole remaining Director, at any regular of special meeting of the Board of Directors, or by a plurality vote of the share owners at any meeting of share owners, and (ii) any vacancies on the Board of Directors resulting from death, resignation (by written or electronic transmission), retirement, disqualification, removal from office or other cause may be filled only by the affirmative vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, at any regular or special meeting of the Board of Directors. Any Director elected to fill a vacancy described in clause (ii) shall be of the same class as his or her predecessor.

         SECTION 3. PLACE OF MEETINGS. The Directors may hold their meetings at such place or places as they may, from time-to-time, determine.

         SECTION 4. REGULAR MEETINGS. Regular meetings may be called by the Chairman of the Board, or in such officer's absence or incapacity, by a Vice Chairman, or in such officer's absence or incapacity, by the Chairman of the Nominating and Governance Committee or not less than six (6) Directors. Notice may also be given at an earlier Board meeting (by approval of a resolution or otherwise), in which case no further notice shall be required. The Board of Directors may provide, by resolution, the time and place for the holding of different or additional regular meetings or the cancellation of a regular meeting(s), without notice other than such resolution.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors, may be called by the Chairman of the Board, or in such officer's absence or in capacity, by a Vice Chairman, or in such officer's absence or incapacity, by the Chairman of the Nominating and Governance Committee or not less than six (6) Directors.

         SECTION 6. VOTES. Any member of the Board may require the ayes and noes to be taken on any questions and recorded on the minutes.

         SECTION 7. QUORUM. Except as herein otherwise specifically provided, a majority of the number of Directors constituting the Full Board, in the case of a meeting of the Board, and a majority of the number of Directors serving on a committee, in the case of a meeting of a committee, shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or committee, unless by express provision of law, of the Certificate of Incorporation, or of these Bylaws, a different vote is required, in which case such express provision shall govern and control. In the absence of a quorum, a majority of the Directors present at any meeting may, without notice other than announcement at the meeting, adjourn such meeting from time to time until a quorum is present. A Director who is present at a regular or special meeting of the Board of Directors or a committee at which action on any corporate



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matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless he or she files his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

         SECTION 8. COMPENSATION OF DIRECTORS. Compensation of Directors shall be as determined by the Board upon recommendation of the Nominating and Governance Committee. Each Director shall be entitled to reimbursement from the Corporation for his or her reasonable expenses incurred with respect to duties as a member of the Board of Directors or any committee thereof. Subject to the requirements of applicable committee charters or legal or regulatory requirements, nothing contained herein shall be construed to preclude any Director from serving this Corporation in any other capacity and receiving compensation therefor.

         SECTION 9. NOTICES. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need to be specified in the call or notice, or waiver of notice of such meeting, unless specifically required by law, the Certificate of Incorporation or these Bylaws. Notice of any regular (if required) or special meeting of the Board of Directors (or any committee thereof) may be given as provided in Article III, Section 4 or
Article IV, Section 1 or verbally in person, verbally by telephone (including by leaving verbal notice on a message or recording device), or in writing. If in writing, notice shall be delivered personally, by mail, by facsimile transmission (directed to the facsimile transmission number for which the Director has consented to receive notice), by telegram, by electronic mail (directed to such electronic mail address to which the Director has consented to receive notice), or by other form of electronic transmission pursuant to which the Director has consented to receive notice. If notice is given verbally in person, verbally by telephone, or in writing by personal delivery, by facsimile transmission, by telegram, by electronic mail, or by other form of electronic transmission pursuant to which the Director has consented to receive notice, then such notice shall be given on not less than twenty-four hours' notice to each Director. If written notice is delivered by mail, then it shall be given on not less than three (3) calendar days' notice to each Director. Notice of any meeting of the Board of Directors, or any committee thereof, need not be given to any Director if waived by him or her in writing or by electronic transmission, whether before or after such meeting is held or if or she shall sign the minutes or attend the meeting, except that if such Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, then such Director shall not be deemed to have waived notice of such meeting. If waiver of notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Director.

         SECTION 10. ACTIONS BY BOARD OR COMMITTEE. Unless otherwise provided by the Certificate of Incorporation or these Bylaws: (i) any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or any committee thereof, as the case may be, consent thereto
(a) in writing, or (b) by electronic transmission, and the writing or writings or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee (with such filing to be in paper form if the minutes are maintained in paper form or in electronic form if the minutes are maintained in electronic form); provided; however, that



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such electronic transmission or transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmission were authorized by the Director; and (ii) members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

                                   ARTICLE IV
                                   COMMITTEES

         SECTION 1. EXECUTIVE COMMITTEE; ALL COMMITTEES. There may be an Executive Committee of two or more Directors, including the Chairman of the Board, designated by resolution of the Board of Directors. During the intervals between meetings of the Board, the members of such Committee, who shall be requested to do so, shall advise and aid the officers in all matters concerning its interests and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time-to-time, or as authorized by such Committee's charter. The Board may delegate to such Committee authority to exercise all powers of the Board, except those powers specifically excluded from committees by Section 141(c)(2) of the Delaware General Corporation Law and except the power to authorize the issuance of stock of this Corporation while the Board is not in session. The Executive Committee, and all other committees designated by the Board of Directors, may meet at stated times or as indicated in resolutions approved by the Board of Directors or the applicable committee or in a notice transmitted to all committee members by any member, and each such committee shall keep regular minutes of its proceedings and report the same to the Board of Directors as provided in its charter or when otherwise required. Except to the extent provided in the Certificate of Incorporation of these Bylaws, any member of any committee may be removed from such committee with or without cause, at any time, by the Board of Directors at any meeting thereof. The Board of Directors may designate one or more Directors as alternate members of any committee to replace any absent or disqualified member. Vacancies in the membership of any such committee shall be filled by the Board of Directors. In the absence or disqualification of a member of any such committee, the member or members of the committee present at a meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of each such absent or disqualified member. Each such committee shall also determine the other procedural rules for meeting and conducting its business.

         SECTION 2. AUDIT COMMITTEE. There shall be an Audit Committee of three or more Directors designated by resolution of the Board of Directors or provided in its charter, with each of such Directors to meet the requirements provided in the Audit Committee's charter. The Committee and its members shall generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time-to-time, including those described in its charter.

         SECTION 3. COMPENSATION COMMITTEE. There shall be a Compensation Committee of three or more Directors designated by resolution of the Board of


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Directors or provided in its charter, with each of such Directors to meet the requirements provided in the Compensation Committee's charter. The Committee and its members shall generally perform such duties and exercise such power as may be directed or delegated by the Board of Directors from time-to-time, including those described in its charter.

         SECTION 4. FINANCE COMMITTEE. There may be a Finance Committee of two or more Directors designated by resolution of the Board of Directors or provided in its charter. The Committee and its members shall generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time-to-time, including those described in its charter.

         SECTION 5. NOMINATING AND GOVERNANCE COMMITTEE. There shall be a Nominating and Governance Committee of three or more Directors designated by resolution of the Board of Directors or provided in its charter, with each of such Directors to meet the requirements provided in the Nominating and Governance Committee's charter. The Committee and its members shall generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time-to-time, including those described in its charter.

         SECTION 6. SOCIAL RESPONSIBILITY COMMITTEE. There may be a Social Responsibility Committee of two or more Directors designated by resolution of the Board of Directors or provided in its charter. The Committee and its members shall generally perform such duties and exercise such powers as may be directed or delegated by the Board of directors from time-to-time, including those described in its charter.

         SECTION 7. OTHER COMMITTEES. The Board of Directors, by resolution, may dissolve existing committees and may designate additional committees, each of which shall consist of not less than one Director. Each such additional committee and its members shall generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time-to-time, including those described in its charter.

                                    ARTICLE V
                                    OFFICERS

         SECTION 1. OFFICERS. The officers of this Corporation shall be elected by the Board of Directors and shall consist of the Chairman of the Board, the Chief Executive Officer, the President, one or more Vice Presidents, a Secretary, a Controller, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers (including but not limited to one or more Vice Chairmen of this Corporation) as shall, from time to time, be provided by the Board of Directors and who shall perform the usual duties pertaining to their respective offices, except as otherwise specifically provided in these Bylaws or by resolution of the Board of Directors. Unless the Board of Directors shall otherwise determine, the Chairman of the Board shall be the Chief Executive Officer of this corporation. One person may hold more than one office except that no person shall be both the President and a Vice President.

         SECTION 2. QUALIFICATIONS. No person shall be eligible to be Chairman of the Board who is not a Director. Persons who are not Directors or who are not share owners shall be eligible for all other offices of this Corporation.

         SECTION 3. TERM OF OFFICE, RESIGNATIONS AND SALARIES. The officers shall be elected at the regular meeting of the Board of Directors on the day of, or the day immediately preceding, the Annual Meeting of Share Owners and shall hold office for one year and until their respective successors have been duly elected and qualified; provided, however, that any and all officers of this Corporation may resign at any time and shall be subject to removal at any time by an affirmative vote of Directors constituting not less than a majority of the Full Board or by action of the Chairman of the Board or Chief Executive Officer. Any officer of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Chairman of the Board or Chief Executive Officer; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The salaries of the Chief Executive Officer and senior officers of the Corporation shall be fixed by, or at the direction of, the Board of Directors or the Compensation Committee from time to time, and no officer shall be prevented from receiving such salary by reason of the fact that he or she also is a Director.

         SECTION 4. BONDS. The Directors may, by resolution, require any or all of the officers or employees to give bond to this Corporation with good and sufficient surety conditioned upon the faithful performance of their respective duties and offices.

         SECTION 5. CHAIRMAN OF THE BOARD AND VICE CHAIRMEN. The Chairman of the Board, if one is elected, shall, in addition to his duties as a Director of this Corporation, preside as Chairman at all meetings of the share owners, of the Board of Directors, and of the Executive Committee. A Vice Chairman (if one or more is elected, in the order designated by the Board of Directors or the Chief Executive Officer) shall, in the absence of the Chairman of the Board, perform the duties of the Chairman of the Board provided for in this Section.

         SECTION 6. CHIEF EXECUTIVE OFFICER; PRESIDENT. The Chairman of the Board, unless otherwise designated by the Board of Directors, shall also be the Chief Executive Officer of this Corporation and shall have general supervision of the affairs of this Corporation, being responsible to the Board of Directors. The President shall have general supervision of the operations of this Corporation subject to the supervision of the Chairman of the Board, except that, if the Chairman of the Board shall not also have been designated Chief Executive Officer, or in the absence or incapacity of the Chairman of the Board who has been so designated, the President shall be the Chief Executive Officer of this Corporation and have general supervision of the affairs of this Corporation, being responsible to the Board of Directors. The President shall, in the absence or incapacity of the Chairman and Vice Chairmen of the Board, perform the functions of the Chairman of the Board set forth in Section 5 of this Article V.

         SECTION 7. VICE PRESIDENTS. One or more of the Vice Presidents elected may be designated as Executive Vice Presidents. One or more of the Vice Presidents elected may be designated as Senior Vice Presidents. Each of the Vice Presidents, including the Executive Vice Presidents and the Senior Vice Presidents, shall perform such duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time-to-time. In the absence or disability of the Chairman, Vice Chairman and President, any of the Executive Vice Presidents designated by the Chief Executive Officer or the Board of Directors shall possess all the powers and may perform any of the duties of the President. In the absence or disability of the President and all of the Executive Vice Presidents, such of the Vice Presidents designated by the Chief Executive Officer or the Board of Directors, or in the absence or incapacity of those designated Vice Presidents, any other person(s) designated by the Chief Executive Officer shall possess all of the powers and may perform all of the duties of the President.

         SECTION 8. SECRETARY. The Secretary, or in his or her absence or unavailability, any Assistant Secretary, shall issue notices for meetings, shall keep their minutes, shall have charge of the corporate seal and corporate Minute Books, and shall make such reports and perform such other duties as are incident to his or her office or as are properly required of him or her by the Chief Executive Officer or the Board of Directors.

         SECTION 9. TREASURER. The Treasurer shall have custody of all monies and securities of this Corporation. He or she shall deposit or cause to be deposited monies or other valuable effects in the name and to the credit of the Corporation, shall sign or countersign such instruments as require his or her signature and shall perform all duties incident to his or her office or that are properly required of him or her by the Board of Directors or the Chief Executive Officer. He or she shall give bond for the faithful performance of his or her duties in such sum and with such sureties, to the extent and as may be required of him or her by the Board of Directors or the Chief Executive Officer. Any Assistant Treasurer shall perform such duties and shall have such responsibilities as may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the Treasurer.

         SECTION 10. CONTROLLER. The Controller shall have custody of all the accounting records of this Corporation and shall keep regular books of account. The Controller shall be responsible for maintaining the Corporation's accounting records and statements and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Controller also shall maintain adequate records of all assets, liabilities, and transactions of the Corporation and shall assure that adequate audits thereof are currently and regularly made. He or she shall sign or countersign such instruments as require his or her signature and shall perform all duties incident to this office or that are properly required of him or her by the Board of Directors, or the Chief Executive Officer.

         SECTION 11. DELEGATION. In case of the absence of any officer of this Corporation or for any other reason which may seem sufficient to the Board of Directors, the Board of Directors or the Chief Executive Officer may delegate the powers and duties of any such officer to any Director, officer or employee for the time being. Any officer may also delegate his powers and duties to any other officer or employee, to the extent indicated in the document or transmission describing the delegation.

                                   ARTICLE VI
                    EXECUTION OF CHECKS AND OTHER INSTRUMENTS

         SECTION 1. The funds of this Corporation shall be deposited in such bank or banks of deposit as shall be designated or authorized by the Board of Directors or the Chief Financial Officer or Treasurer and in the name of Kellogg Company or such other name as the Board of Directors may designate. All checks, drafts or orders drawn against funds on deposit in any such bank shall be signed by such person or persons as may be authorized by the Board of Directors by a proper resolution or the Chief Financial Officer or Treasurer.

         SECTION 2. All other instruments or contracts in writing involving the payment of money or of credit or liability of this Corporation, such as deeds, bonds, contracts, etc., shall be signed in the name of this Corporation by the Chairman of the Board, a Vice Chairman, the Chief Executive Officer, a Vice President (including appointed Vice Presidents) or by such other person or persons as may be authorized by the Board of Directors or Chief Executive Officer and may be attested, and the corporate seal affixed thereto by either the Secretary or an Assistant Secretary. In the absence of the Secretary and Assistant Secretary, or their inability to act, the Treasurer or Assistant Treasurer may affix the seal.

         SECTION 3. The Board of Directors, the Executive Committee or the Chief Executive Officer may authorize the execution of other instruments or contracts by such other officers, agents and employees as may be selected by them from time-to-time and with such limitations and restrictions as the authorization may require.

                                   ARTICLE VII
                              CERTIFICATES OF STOCK

         SECTION 1. CERTIFICATES OF STOCK. Certificates representing shares of stock of the Corporation shall be in such form as is determined by the Board of Directors or shall be uncertificated, to the extent provided by resolutions of the Board of Directors. Notwithstanding the adoption of any such resolutions by the Board of Directors providing for uncertificated shares, to the extent required by law, every holder of stock of the Corporation represented by certificates, and upon request, every holder of uncertificated shares, shall be entitled to a certificate representing such shares. Certificates for shares of stock shall be signed by the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary of this Corporation, both of whose signatures may be a facsimile, and shall be numbered and entered in appropriate records of this Corporation (which may be held by a Transfer Agent and Registrar described below) as they are issued. Each certificate shall exhibit the holder's name and the number of shares evidenced thereby. They shall, in all respects, conform to the requirements of the law of the State of Delaware, and shall be otherwise in such form as may be prescribed by the Board of Directors.

         SECTION 2. LOST, STOLEN OR DESTROYED CERTIFICATES. If any person claims a certificate is lost, stolen or destroyed, a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed, upon compliance with any terms and conditions (such as a bond of indemnity) which this Corporation may prescribe.

                                   ARTICLE VII
                               TRANSFER OF SHARES

         SECTION 1. TRANSFER OF SHARES. Shares of stock of this Corporation shall be transferred on the records of the Corporation (which may be held by a Transfer Agent and Registrar described below) by the owner thereof or his or her representative through the surrender and cancellation of a certificate or certificates for such share. Upon presentation and surrender of a certificate properly endorsed and payment of all taxes thereon, the transferee shall be entitled to a new certificate in place thereof if less than all shares represented by such surrendered certificate(s) were transferred.

         SECTION 2. REGISTRATION. One or more Transfer Agents and Registrars of the Company's stock may be appointed by resolution of the Board of Directors for the transfer and registration of any class or classes of stock of this Corporation, and upon such appointment, no certificate for any such class of stock shall be issued or be valid for any purpose until countersigned by one such Transfer Agent and registered and countersigned by one such Registrar; provided, however, that the countersignature of such Transfer Agent may be a facsimile if such certificate is countersigned manually by a Registrar who shall be other than this Corporation or its employee.

                                   ARTICLE IX
                                 CORPORATE SEAL

         SECTION 1. CORPORATE SEAL. The corporate seal shall have inscribed thereon in the center the words "Corporate Seal" and the number "1922", and in a circle around the margin the words
                               "Kellogg Company"
                                  "Delaware".

                                    ARTICLE X
                                    DIVIDENDS

         SECTION 1. DIVIDENDS. Dividends upon the stock of this Corporation shall be payable from funds lawfully available therefor at such times and in such amounts as the Board of Directors, or a committee thereof expressly authorized by resolution of the Board of Directors, may from time-to-time, direct.

                                   ARTICLE XI
                                   FISCAL YEAR

         SECTION 1. FISCAL YEAR. Unless otherwise provided by the Board of Directors, the fiscal year of this Corporation shall begin on the 1st day of January and end on the 31st day of December of each year.

                                   ARTICLE XII
                               INSPECTION OF BOOKS

         SECTION 1. INSPECTION OF BOOKS. Except to the extent otherwise required by law, the Certificate of Incorporation or these Bylaws, the Board of Directors shall determine, from time-to-time whether, and if allowed, when, and under what conditions and regulations, the stock ledger, books, records and accounts of this Corporation, or any of them, shall be open to the inspection of the share owners, and the share owners' rights, if any, thereof.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         SECTION 1. DESIGNATION OF ORDER. The Chief Executive Officer or the Board of Directors may designate any order of assignment of responsibility to apply within any specified group of officers where, as provided in these Bylaws, any such designation is to be made as to one or more of such officers. In the event that no such designation is made, the order of assignment within any specified group of officers will be according to the length of service of each particular officer in the specified office, with the officer serving the longest term within that particular office to be assigned first, and in his or her absence or incapacity, the officer serving the next longest term in that particular office to be assigned second, and so on.

         SECTION 2. VOTING SECURITIES OWNED BY THE CORPORATION. Notwithstanding anything to the contrary contained herein, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or Secretary or Assistant Secretary and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

                                   ARTICLE XIV
                                    AMENDMENT

         SECTION 1. AMENDMENT. Except to the extent otherwise provided in the Certificate of Incorporation, these Bylaws shall be subject to alteration, amendment of repeal, and new bylaws may be adopted (i) by the affirmative vote of the holders of not less than a majority of the voting power of all shares of the Voting Stock (as such term is defined in Article NINTH of the Certificate of Incorporation), voting together as a single class, at any regular or special meeting of the share owners (but only if notice of the proposed change be contained in the notice to the share owners of the proposed action), or (ii) by the affirmative vote of not less than a majority of the members of the Board of Directors at any meeting of the Board of Directors at which there is a quorum present and voting; provided that any alteration, amendment of repeal made with respect to, or the adoption of, a new bylaw inconsistent with Article II, Section 2, or Article III, Section 1, Section 2,
Section 5, or Section 7, or this Article XIV, Section 1 of these Bylaws, shall require, in the case of clause (i), the affirmative vote of the holders of not less than two-thirds of the voting power of all shares of the Voting Stock, or, in the case of clause (ii), the affirmative vote of Directors constituting not less than two-thirds of the Full Board.

                                   ARTICLE XV
                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                         EMPLOYEES AND AGENTS; INSURANCE

         SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party, or is threatened to be made a party to, or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she is or was a Director or officer of the Corporation, where the basis of such Proceeding is an alleged action or omission in an official capacity as such, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a Director or officer, and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Article with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a Proceeding (or part thereof) initiated by such indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (hereinafter an "Advancement of Expenses"); provided, however, that if the Delaware General Corporation Law requires, an Advancement of Expenses incurred by an indemnitee in his or her capacity as a Director or officer shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision, from which there is no further right to appeal, that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an "Undertaking").

         SECTION 2. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section 1 of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the indemnitee may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim. If successful, in whole or in part, in any suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i), any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an Advancement of Expenses), it shall be a defense that, and (ii) any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its share owners) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its share owners) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct, or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such Advancement of Expenses under this Section or otherwise, shall be on the Corporation.

         SECTION 3. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the Advancement of Expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, these Bylaws, the Certificate of Incorporation, vote of share owners or disinterested Directors, or otherwise.

         SECTION 4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         SECTION 5. OTHER INDEMNIFICATION. The Corporation may, to the extent authorized from time-to-time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses to any Director, officer, employee or agent of the Corporation, whether or not acting in his or her capacity as such, or at the request of the Corporation, to the fullest extent of the provisions of this Article with respect to the indemnification and Advancement of Expenses of Directors and officers of the Corporation.